THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT

To Purchase Units of

SHELLS SEAFOOD RESTAURANTS, INC.

Dated as of May ___, 2005 (the “Effective Date”)

WHEREAS, this Warrant to Purchase Units (this “Warrant”) is issued in connection with the closing of an offering by Shells Seafood Restaurant, Inc. (the “Company”) of up to $12,000,000 of the Company’s units (each a “Unit”), each Unit consisting of (i) one (1) share of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and (ii) a five-year warrant to purchase ten (10) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an exercise price of $1.30 per full share;

WHEREAS, pursuant to that certain letter agreement, dated as of July 19, 2004 (the “Engagement Letter”), between the Company and JMP Securities LLC, a Delaware limited liability company (“JMP” or the “Warrantholder”), JMP has acted on behalf of the Company as placement agent for the offering of the Units (the “Offering”) pursuant to the terms set forth in the Securities Purchase Agreement between the Company and in signatories thereto (the “Securities Purchase Agreement”); and

WHEREAS, this is the Warrant issued to JMP pursuant to the Engagement Letter upon the closing of the Offering.

NOW, THEREFORE, the Company, for value received, hereby certifies and agrees as follows:

1. GRANT OF THE RIGHT TO PURCHASE UNITS.

The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase, from the Company, up to _____ Units at a purchase price of One Dollar ($1.00) per Unit (the “Exercise Price”), subject to the adjustments set forth in this Warrant. A “Unit” shall consist of (i) one (1) share of Series B Convertible Preferred Stock (the “Preferred Stock”) and (ii) a warrant (the “Common Stock Warrant”) to purchase, at an exercise price of $1.30 per share, ten (10) shares of Common Stock, the form of which is attached hereto as Exhibit A and incorporated herein by reference. The number and Exercise Price of such Units are subject to adjustment as provided in Section 6 hereof.

2. TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Units as granted herein shall commence on the Effective Date and shall be exercisable for a period ending on the fifth (5th) anniversary of the Effective Date.

3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise Generally. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit B (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than thirty (30) days thereafter, the Company shall issue to the Warrantholder the number of shares of Preferred Stock and Common Stock Warrants as such Warrantholder shall be entitled to receive upon exercise of this Warrant and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit C (the “Acknowledgment of Exercise”) indicating the number of Units which remain subject to future purchases, if any.

(b) Exercise Price. The Exercise Price for this Warrant may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of Preferred Stock (“Net Issuance”) as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

X =  Y(A-B)
              A

where:  X = the number of shares of Preferred Stock that may be issued to the Warrantholder.

Y = the number of shares of Preferred Stock underlying the Units requested to be exercised under this Warrant.

A = the fair market value of one (1) share of Preferred Stock at the time the Net Issuance election is made.

B = the Exercise Price.

For purposes of the above calculation, the current fair market value of the Preferred Stock shall mean with respect to each share of Preferred Stock:

(i)
if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(ii)
if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending one business day prior to the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; and

(iii)	if there is no public market for the Common Stock, then fair market value of the Preferred Stock shall be determined in good faith by the Board of Directors of the Company.

Upon partial exercise by either cash or check or the Net Issuance method, the Company shall promptly issue an amended Warrant representing the remaining number of Units purchasable hereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(c) Fractional Shares. No fractional Units or scrip representing fractional Units shall be issued upon the exercise of this Warrant. As to any fraction of a Unit, which the Warrantholder would otherwise be entitled to purchase upon such exercise, the Company shall issue a fractional share of Preferred Stock equal to the fraction of a Unit that was to be issued.

4. AUTHORIZED SHARES.

Subject to effecting the Authorized Capital Increase, the Company covenants that during the period that the Warrant is outstanding, it will reserve from its authorized and unissued Series B Preferred Stock and Common Stock a sufficient number of shares to provide for the issuance of the Series B Preferred Stock and Common Stock issuable upon the exercise of any purchase rights under this Warrant and the Common Stock Warrant, respectively. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Preferred Stock and Common Stock that are issuable upon the exercise of the purchase rights of this Warrant and the Common Stock Warrant, respectively. The Company covenants that all Preferred Stock which may be issued upon the exercise of the purchase rights represented by this Warrant, and all Common Stock which may be issued upon the exercise of the purchase rights represented by the Common Stock Warrant will, upon exercise of the purchase rights represented by this Warrant or the Common Stock Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

5. NO RIGHTS AS STOCKHOLDER.

This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrant.

6. ADJUSTMENT RIGHTS.

The adjustment rights applicable to the Units underlying this Warrant shall be as follows:

(a) The adjustment rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Certificate of Designations. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Certificate of Designations or the rights and privileges set forth therein. The Preferred Stock purchasable hereunder shall have the benefit of the same antidilution rights applicable to such Preferred Stock as designated in the Certificate of Designations, and the Company shall provide Warrantholder with all notices and information at the time and to the extent it is required to do so to the holders of the Preferred Stock.

(b) The adjustment rights applicable to the Common Stock Warrant shall be as provided in the form of Common Stock Warrant attached hereto as Exhibit A, the provisions of which are incorporated herein by reference.

7.   TRANSFERS.

Without the prior written consent of the Company, neither this Warrant nor any of the rights granted hereunder shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void. Notwithstanding the foregoing, and upon written notice to the Company, this Warrant may be transferred to any member or affiliate of the Warrantholder; provided that, any such transferee agrees to be bound by the terms and provisions of this Warrant.

8. REGISTRATION RIGHTS.

The shares of Common Stock issuable upon the conversion of the Preferred Stock and the shares of Common Stock issuable upon the exercise of the Common Stock Warrant shall have all of the rights of registration granted to Registrable Securities in Article 5 of the Securities Purchase Agreement (excluding any provisions relating to the payment of cash penalties).

9. WARRANT ADJUSTMENT FOR UNDERLYING SECURITIES.

In the event that all or any portion of this Warrant has not been exercised and (i) the Company’s Series B Preferred Stock becomes subject to the automatic conversion provisions of Section 6(i) of the Certificate of Designations, then, with respect to the right to receive Series B Preferred Stock in connection with the exercise of this Warrant, the Warrantholder hereby agrees that this Warrant shall become exercisable for the number of shares of Common Stock into which the unissued Preferred Stock is convertible at the time of such mandatory conversion; or (ii) if the warrants issued pursuant to the Securities Purchase Agreement become subject to the mandatory exercise provision of Section 16 of such warrant, then, with respect to the issuance of Common Stock Warrants upon the exercise of this Warrant, the Warrantholder agrees that this Warrant shall become exercisable for the number of shares of Common Stock into which the Common Stock Warrant is exercisable at the time of such mandatory exercise. In addition, following the automatic conversion of the Series B Preferred Stock, for purposes of a Net Issuance exercise under Section 3(b), the words “Preferred Stock” shall be replaced with the words “Common Stock.”

10. TERMINATION UPON CERTAIN EVENTS.

If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company’s option, either:

(a) provision shall be made so that the Warrantholder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Warrantholder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 10 to the end that the provisions of Section 6 hereof shall be applicable after that event in as nearly equivalent a manner as may be practicable); or

(b) this Warrant shall terminate on the effective date of such merger, consolidation or sale (the “Termination Date”) and become null and void, provided that if this Warrant shall not have otherwise terminated or expired, (i) the Company shall have given the Warrantholder written notice of such Termination Date at least twenty (20) business days prior to the occurrence thereof and (ii) the Warrantholder shall have the right until 5:00 p.m., Eastern Standard Time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

11. MISCELLANEOUS.

(a) Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(b) Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. All notices from the Company to the Warrantholder shall be sent to One Embarcadero Center, Suite 2100, San Francisco, CA 94111. All notices from the Warrantholder to the Company shall be delivered to the Company at its offices at 1613 N. Dale Mabry Highway, Suite 100, Tampa, FL 33618 or such other address as the Company shall so notify the Warrantholder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

(d) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(e) Amendments. Any provision of this Warrant may be amended or waived by a written instrument signed by the Company and the Warrantholder.

(f) Capitalized Terms. Capitalized terms not defined in this Warrant shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(g) Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

SHELLS SEAFOOD RESTAURANTS, INC. By:______________________________ Name: Title:

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

NOTICE OF EXERCISE

To: ____________________________

(1)
The undersigned Warrantholder hereby elects to purchase _______ Units (with each Unit representing one share of Series B Convertible Preferred Stock and a Warrant to purchase 10 shares of Common Stock) of Shells Seafood Restaurants, Inc. (the “Company”), pursuant to the terms of the Warrant dated the ___th day of May, 2005 (the “Warrant”) between the Company and the Warrantholder, and [tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any] [elects pursuant to Section 3(b) of the Warrant to effect a Net Issuance].

(2)	Please issue a certificate or certificates representing said Preferred Stock and Warrants in the name of the undersigned or in such other name as is specified below.

WARRANTHOLDER:
_________________________________
(Name)

_________________________________
(Address)

_________________________________

By:______________________________

Title:_____________________________

Date:_____________________________

EXHIBIT C

I.	ACKNOWLEDGMENT OF EXERCISE

The undersigned ____________________________________, hereby acknowledge receipt of the “Notice of Exercise” from ________________________, to purchase ________ Units (each Unit representing one share of Series B Convertible Preferred Stock and a Warrant to purchase 10 shares of Common Stock) of Shells Seafood Restaurants, Inc. pursuant to the terms of the Warrant, and further acknowledges that _________ Units remain subject to purchase under the terms of the Warrant.
SHELLS SEAFOOD RESTAURANTS, INC. By:________________________________ Name: Title: Date: